Exhibit 99.1

Corium Announces Agreement for Gurnet Point Capital to Purchase All Outstanding Shares

Total Transaction Valued in Excess of $500 Million, Representing a 50% Premium

Gurnet Point Capital to Expand Operations While Focusing on the Approval and Commercialization of Corium’s Corplex Donepezil

MENLO PARK, Calif., October 11, 2018 (GLOBE NEWSWIRE) — Corium International, Inc. (Nasdaq: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today announced that it has entered into a definitive merger agreement under which Gurnet Point Capital (GPC), a private investment firm focused on the healthcare and life sciences sectors, will acquire Corium. The transaction is structured as a tender offer followed immediately by a merger. Corium’s board of directors has unanimously approved the transaction.

Under the terms of the merger agreement, GPC will pay $12.50 per share in cash upon the closing. The agreement also provides for a Contingent Value Right (CVR) of $0.50 per share that is payable based on the U.S. Food and Drug Administration’s approval of Corium’s lead product candidate, Corplex Donepezil, for the treatment of Alzheimer’s disease, prior to March 31, 2020. Including the CVR payment, the transaction is valued at up to $504 million. The total offer amount, including the CVR amount, represents a 42% premium over the 30-day volume-weighted average price of Corium’s common stock. The $12.50 per share closing amount represents a 50% premium over the closing price on October 10, 2018. Following the transaction, which is expected to close by the end of 2018, Corium will also offer to repurchase all of its $120 million in convertible notes.

“After an extensive evaluation of potential partnering opportunities, we concluded that the value and certainty provided in the proposed transaction is in the best interests of Corium’s shareholders, and provides Corium with the financial and other resources needed to bring Corplex Donepezil through regulatory approval and commercialization,” said Peter Staple, President and Chief Executive Officer of Corium.  “Our management, R&D and product manufacturing teams look forward to working with GPC as we prepare to submit our regulatory application for Corplex Donepezil, and extend our leadership position in developing new transdermal products that address significant patient need.”

“The Corium team has established a unique capability for developing and manufacturing innovative transdermal products, and we are excited to provide additional resources to ensure Corplex Donepezil becomes available to patients with Alzheimer’s disease as soon as possible,” said Chris Viehbacher, Managing Partner of GPC. “Our team, which brings decades of experience in the life sciences and healthcare sectors, will support the Corium team and its strategy for creating additional novel products like Corplex Donepezil. We will also be providing a significant financial investment to quickly expand Corium’s operations and establish a commercial organization that can effectively bring these products to the market upon approval, including the addition of a dedicated sales force that is scaled appropriately for the products and their prescribers.”

Following completion, Corium will become a private company, wholly owned by GPC, and will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, nor be traded on Nasdaq Global Select Market. The Company plans to maintain operations in the Menlo Park, CA and Grand Rapids, MI areas.

Corium’s largest stockholder, Essex Woodlands, has entered into a support agreement to tender its shares in this transaction.

Advisors

Guggenheim Securities is acting as financial advisor to Corium and Fenwick & West LLP is acting as legal advisor to Corium. Weil, Gotshal & Manges LLP is acting as legal advisor to GPC.

About Corium

Corium is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company’s broad experience with advanced transdermal and transmucosal delivery systems. Corium has multiple proprietary programs in preclinical and clinical development, focusing primarily on the treatment of neurological disorders, with lead programs in Alzheimer’s disease. Corium has developed and is the sole commercial manufacturer of seven prescription drug and consumer products with partners Mayne Pharma and Procter & Gamble. The company has two proprietary transdermal platforms: Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins. For further information, please visit www.coriumintl.com..

About Gurnet Point Capital

Gurnet Point Capital is a unique healthcare fund founded by Ernesto Bertarelli and led by Chris Viehbacher, who, together, have decades of expertise in an industry for which they share a passion, both as Chief Executives and as investors. With an initial allocation of $2 billion, GPC is investing long-term capital and supporting entrepreneurs in building a new generation of companies. Based in Cambridge, MA, its remit is global, encompassing life sciences and medical technologies. The fund invests across all stages of product development through to commercialization and does so with an approach that is a hybrid of venture and private equity investing strategies. www.gurnetpointcapital.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including, without limitation, statements regarding the expected benefits and costs of the proposed transaction contemplated by the agreement between GPC and Corium; the expected timing of the completion of the proposed transaction; the ability of GPC and Corium to complete the proposed transaction given the various closing conditions, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the likelihood that the milestone underlying the CVR will be achieved; and any statements regarding the assumptions underlying any of the foregoing. Statements containing words such as “could,” “believe,” “expect,” “intend,” “anticipate,” “will,” “may,” or similar expressions constitute forward-looking statements. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause actual events and results to differ materially from the statements contained herein. Factors that may contribute to such differences include, but are not limited to, risks related to (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of Corium’s stockholders that will support the proposed transaction and tender their shares; (iv) the possibility that competing offers or acquisition proposals for Corium will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement between GPC and Corium, including in circumstances that would require Corium to pay a termination fee or other expenses; (vii) risks regarding GPC’s failure to obtain the necessary financing to complete the proposed transaction; (viii) the effect of the announcement or pendency of the proposed transaction on Corium’s ability to retain and hire key personnel, its ability to maintain relationships with its partners, suppliers, licensees and others with whom it does business, or its operating results and business generally; (ix) risks related to diverting management’s attention from Corium’s ongoing business operations; (x) the risk that unexpected costs will be incurred in connection with the proposed transaction; (xi) changes in economic conditions, political conditions, regulatory requirements, licensing requirements and tax matters; (xii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and (xiii) other factors as set forth from time to time in Corium’s filings with the Securities and Exchange Commission (the “SEC”), which are available on Corium’s investor relations website at ir.coriumgroup.com and on the SEC’s website at www.sec.gov. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, Corium does not intend, and undertakes no duty, to update any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Corium’s common stock has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Gurnet Point Capital will file with the SEC. At the time the tender offer is commenced, Gurnet Point Capital will file tender offer materials on Schedule TO, and thereafter Corium will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF CORIUM’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF CORIUM’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The tender offer materials will be made available to all holders of Corium’s common stock at no expense to them and also will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by directing a written request to Corium at 235 Constitution Drive, Menlo Park, CA 94025, or by telephone at 650-298-8255. In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Corium files annual, quarterly and current reports and other information with the SEC. These filings with the SEC are available to the public for free at the SEC’s website at www.sec.gov.

Investor Contact:

Chiara Russo

crusso@soleburytrout.com

617-221-9197

Media Contact:

Brad Miles

bmiles@soleburytrout.com

646-513-3125